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                                                                   EXHIBIT 10.15


                           ENSERCH EXPLORATION, INC.

                         FORM OF BONUS INCENTIVE PLAN


     This Bonus Incentive Plan (the "Plan") is proprietary and constitutes a trade secret of Enserch Exploration, Inc. (the "Company"). The Plan is confidential and is not to be disclosed outside the Company.

I.   PURPOSES
     --------

     The purposes of the Plan are to:

     A. Encourage and reward the creation of Net Present Value through the discovery, development, and exploitation of economic oil and gas reserves by project teams.

     B.  Encourage and reward the achievement of operating goals and objectives.

     C. Encourage and reward continued employment of key individuals assigned to project teams.

     D. Facilitate the recruitment or assignment of key employees who qualify as Plan participants.

II.  ELIGIBILITY
     -----------

     All full-time employees of the Company not included in the Company's Performance Incentive Plan or other project bonus plans are eligible to receive awards in accordance with the Plan. No employee covered under the Plan shall be entitled to any award or portion thereof until such award is approved in writing by the President, Enserch Exploration, Inc.

III. DEFINITIONS
     -----------

     A.   Participants
          ------------

          Participants for purposes of this program will normally be project team members and will be determined at the time a Bonus Pool is established pursuant to First Production from a project in which an increase in Net Present Value has been certified. Such Participants will be approved by the President, Enserch Exploration, Inc. upon recommendation by the Regional Director or the Vice President, Production.

     B.   Effective Date
          --------------

          The Plan shall be effective for all reserves resulting from wells spudded on or after January 1, 1993. It will be reevaluated annually, and may be amended, suspended, or terminated at any time by the Chairman or President, Enserch Exploration, Inc. No such amendment, suspension, or
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           termination shall eliminate any payments under the Plan or any previous plan which may have accrued prior to the date of any such amendment, suspension, or termination.

      C.   Net Present Value (NPV)
           -----------------------

           NPV shall be defined as the discounted net present value of the Company's net revenue interest in a well (or project) assuming the Company's assessment of the appropriate rate of return for discounting; of product prices; of operating expenses; and of all costs of acquisition, drilling, and development including future development costs. For purposes of discounting, time zero shall be the initial investment in the first well drilled on an onshore project, the filing of a DOCD for an offshore project and the decision to proceed with full development for an international project. The cost of investments prior to time zero shall be compounded at current cost of capital up to time zero.

           The initially assumed rate of return, which may be altered at any time by the Company, shall be XXX percent for onshore, XXX percent for offshore, and XXX percent for international.

      D.   First Production
           ----------------

           The date an oil or gas well is completed through the meter or tank, such that product is available for sale.

IV.   BONUS POOL
      ----------

      Awards shall be made at the discretion of the Company from a Bonus Pool, the maximum amount of which shall be determined by the NPV of exploratory and exploitation reserve additions as follows:

         $XXXXX per million dollars of incremental NPV which results from reserve additions, technology applications, or expense reduction.

      The actual amount of the Bonus Pool will be equal to or less than the maximum set above, with the amount awarded based upon management assessment of relevant factors in evaluating overall team performance. Among the factors which will be considered are the following:

      1. Value added - did the team make a material contribution in an area such as enticing a submittal, trading the deal, originating a geologic concept, putting a land deal together, etc. which represented an extraordinary contribution to the viability of the project?

      2. Originality - was the project the result of a new concept or an extension of a proven concept?

      3. Technical difficulty - did the project involve a unique application of technology or leverage technical expertise from prior experience?

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V.    TYPES OF AWARDS
      ---------------

      A.  Team Awards
          -----------

          A portion of each Bonus Pool will be made available for awards to project team members responsible for the initiation of a project which adds economic reserves and thereby enhances the value of the Company as measured by NPV analysis .

          Eighty shares, as defined in Section VI, of a given Bonus Pool arising out of an NPV addition as previously defined will be allocated for individual awards to applicable team members as described in Section VI.,A.

          (1)  Onshore
               -------

               a. Primary Awards - will be based on the expected NPV of the well or wells in the calendar year in which first production occurs.

               b. Subsequent Awards - subsequent NPV will be established at the end of the second calendar year after the year of the Primary Award evaluation and not later than five years after the year of the Primary Award evaluation. Awards after the Primary Award will be based on NPV enhancement for the project beyond that which was the basis for prior awards.

          (2)  Offshore/International
               ----------------------

               a. Primary Awards - will be evaluated at the end of the calendar year in which the DOCD is filed with the MMS or international project development approval is given and will be based on the projected NPV proven at that time.

               b. Subsequent Awards - will be based on the expected incremental NPV of the "project" beyond that serving as the basis of the Primary Award. These will be awarded at the end of the calendar year in which (a) project startup occurs (initial production); and (b) two years after project startup.

B.    District Awards
      ---------------

      A portion of each Bonus Pool awarded within a district will be made available at the discretion of the Company for awards to eligible district employees for contribution to the achievement of district operating goals and objectives within a budget year. In order for discretionary District Awards to be granted, all district operating goals and objectives must have been achieved. District Awards will be funded through the

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      allocation of a portion of each Bonus Pool generated through an NPV increase as described in Section IV. Any such funding for District Awards will either be granted in accordance with this provision or will expire on an annual basis. No such pool will carry over from year to year with respect to District Awards.

      Twenty shares, as defined in Section VI, of any Bonus Pool created during a given budget year will be eligible for allocation for discretionary awards to eligible district employees as described in Section VI.,B.

VI.   BONUS AWARDS
      ------------

      Individual bonus awards shall be based upon the number of bonus "shares" which are awarded to each Participant. Each Bonus Pool shall be divided into 100 equal shares, and shall be allocated for either Team or District Awards. The value of each share shall be the total value of that Bonus Pool divided by 100.

      A.  Team Bonus Share Distribution
          -----------------------------

          The final team bonus share distribution will be determined by the President, Enserch Exploration, Inc. in consultation with the Regional Director or Vice President, Production. Team members, including the Team Leader, who are Participants in a Bonus Pool will be provided a confidential envelope addressed to the Controller, ENSERCH Corporation. Each team member will individually suggest a bonus share distribution for the pool. These suggestions will be tabulated and provided anonymously to the President, Enserch Exploration, Inc. who will consider them along with the recommendation of the Regional Director or Vice President, Production in determining the actual bonus share distribution.

      B.  District Bonus Share Distribution
          ---------------------------------

          The final district bonus share distribution will be determined by the President, Enserch Exploration, Inc. in consultation with the Regional Director or Vice President, Production.

          District bonus awards shall be totally discretionary. The Regional Director and VP, Production may make recommendations as to both participants and individual awards based upon individual contribution to the achievement of district operating goals and objectives. They may solicit input as appropriate from district operating personnel. These recommendations will be submitted to the President, Enserch Exploration, Inc. who will determine the actual bonus share distribution.

      C.  Credited Awards
          ---------------

          An award shall be "credited" at the time a determination is made as to the Participants, the Bonus Pool, and the bonus share distribution, upon authorization by the President, Enserch Exploration, Inc. Rights to payments are "earned" at the time the payment is made.

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VII.  PAYMENTS
      --------

      Each award shall be paid in equal annual payments over a three-year period
                                  ----------------------------------------------
subject to the following limitations:

      A. The first payment due a Participant under an award will be made prior to April 1 of the calendar year following the year of the Primary Award or any Subsequent Award. Equal annual payments due will be made by April 1 of subsequent calendar years.

      B. Annual payments under the Plan will be limited to a maximum of 100 percent of a Participant's annualized base salary (exclusive of employee benefits and any other compensation). For example, a Participant earning an annual salary of $50,000 would not receive an annual award payment in excess of $50,000. If any Participant earns awards greater than his or her annualized base salary in an award year, or has cumulative awards which if paid would result in an amount greater than the annualized base salary, that portion of the award or awards shall be carried forward into succeeding calendar years such that in no calendar year will cumulative awards exceed 100 percent of the Participant's annualized base salary. Any such award carried forward into a succeeding calendar year will be treated the same as a subsequent award with respect to its being "credited."

      C. To be eligible for receipt of any payment, a Participant must continue to be employed by the Corporation at the time each payment is to be paid unless the Participant's employment terminates by reason of retirement, death, or disability as described below:

          Effect of Termination of Employment, Retirement or Death
          --------------------------------------------------------

          1. Participants who voluntarily terminate their employment, excluding normal retirement, or who are terminated by the Corporation for cause will not be eligible to receive any bonus payments under the terms of this Plan.

          2. Any Participant who takes normal retirement at age 65 or above in accordance with the Corporation's approved retirement plan, becomes disabled and receives disability benefits in accordance with the Corporation's long-term disability plan, or is terminated at the Corporation's motion not for cause shall be eligible to receive all bonus awards credited under this Plan during his or her active employment. Any such credited but unpaid awards will be pooled and paid out in three (3) equal installments over the three
              (3) years following such retirement, disability, or termination.

          3. Any Participant who voluntarily retires after age 60 but prior to age 65 or above shall be eligible to petition

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              for payment of any credited but unpaid awards with the decision regarding such payment to be at the discretion of the President, Enserch Exploration, Inc.

          4. In the event of a Participant's death, all bonus awards which have been credited to such Participant prior to the date of death but remain unpaid and which would otherwise have been received will be paid to the designated beneficiary, or if no beneficiary is designated, to the employee's estate, in one lump sum as soon as is practicable but no later than six months following the death of the employee.

          5. In the event that ENSERCH Corporation shall, pursuant to action by its Board, at any time propose to merge into, consolidate with, sell, or otherwise transfer all or substantially all of the assets of Enserch Exploration, Inc., to another non-related or non-affiliated corporation, all bonus awards which have been credited but remain unpaid shall be immediately paid to the Participant, and the Participant shall not be required to be employed by the Corporation in order to receive payment.

VIII. PROVEN RESERVES
      ---------------

      Any awards shall be based on the discounted NPV of the proven reserves, as determined and defined by DeGolyer and MacNaughton, at the time of the evaluation, attributable to the Company's net revenue interest in each well.
The Company retains total discretion over which investments or sales it shall make or not make which may affect this NPV.

IX.   ADMINISTRATIVE PROVISIONS
      -------------------------

      A.  Compensation Committee
          ----------------------

          The Compensation Committee of the Board of Directors of ENSERCH Corporation must approve any award for any Participant whose total annual compensation, including such bonus, would exceed $150,000.

      B.  Discretionary
          -------------

          Notwithstanding any calculation of bonus in accordance with the foregoing provisions, the President of ENSERCH Corporation may within his sole discretion alter or eliminate any bonus award developed under this Plan in order to achieve equity in the administration of the Plan within ENSERCH Corporation as a whole.

      C.  No Contract
          -----------

          Nothing in this Bonus Incentive Plan shall be deemed by implication or otherwise to constitute a contract of employment or otherwise to impose any limitation on any right of the

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          Corporation nor any of its operating units to terminate a
          Participant's employment at any time.

      D.  Termination of Plan
          -------------------

          This Plan may be terminated by the Company at any time, either in its entirety or with respect to individual Participants. Plan termination will not prevent payment of bonuses already credited but unpaid as of the date of Plan termination.

      E.  Statement of Policies
          ---------------------

          If at any time an eligible Participant

          1. is determined to be in violation of the statement of policies of ENSERCH Corporation, including but not limited to the Employee Statement of Acknowledgement, Disclosure and Commitment or,

          2. engages in the employment, consultation, or representation of any corporation, partnership, individual, political subdivision, or any enterprise that is engaged in any action or proceeding that the Corporation considers adverse to or in competition with the interests of the Corporation, the Participant and his or her beneficiaries or heirs shall forfeit all rights to receive payments or bonus awards provided under this Plan regardless of whether or not such payments had been previously approved by the Corporation except that before any such termination under this section of the Participant's right to receive payments, the Corporation shall notify the Participant in writing of this opinion about the adverse situation, after which time the Participant shall have a period of fifteen (15) days to correct the situation to the satisfaction of the Corporation as to preclude benefit termination.

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